Exhibit 21(a)


Subsidiaries of Illinova Corporation and Illinois Power Company


                                                           State or Jurisdiction
Name                                                          of Incorporation
----                                                       ---------------------

Illinova Corporation                                             Illinois
  Illinois Power Company                                         Illinois
           IP Gas Supply Company                                 Illinois
           Illinois Power Fuel Company (1)                       Illinois
           Illinois Power Capital, L.P. (2)                      Delaware
           Illinois Power Financing I                            Delaware
  Illinova Generating Company                                    Illinois
           Electric Energy, Inc. (3)                             Illinois
           Illinova Resource Recovery, Inc.
                    (formerly IPG Canfield Co.)                  Illinois
           IGC Krishnapatnam Company
                    (formerly IPG Dominguez Co.)                 Illinois
           IPG Eastern, Inc.                                     Illinois
           IPG Ferndale, Inc.                                    Illinois
           IPG Frederickson, Inc.                                Illinois
           IGC Solutions, Inc.
                    (formerly IPG LAP Cogen, Inc.)               Illinois
           IGC Grimes Frontier, Inc.
                    (formerly IPG Panorama Co.)                  Illinois
           IPG Paris, Inc.                                       Illinois
           IPG Western, Inc.                                     Illinois
           IGC Acquisition Co.
                    (formerly IPG Aztec Co.)                     Illinois
           IGC Brazos, Inc.                                      Illinois
           IGC Development Company                               Illinois
           IGC International, Inc.                               Cayman Islands
           IGC Grimes County, Inc.
                    (formerly IGC Sub Co., Inc.)                 Illinois
           White Oak Energy Investors, Inc.                      Illinois
           ECI Energy, Ltd. (4)                                  Delaware
           North American Energy Services Co. (5)                Washington
           IGC ELCO Partnership, LLC (6)                         Cayman Islands
           IGC Jamaica Partnership, LLC (7)                      Cayman Islands
           IGC International II, Inc.                            Cayman Islands
           IGC Flores Partnership, LLC (8)                       Cayman Islands
           IGC Flores Partnership II, LLC (9)                    Cayman Islands
           FIG Leasing International, Inc. (10)                  Cayman Islands
           FIG Leasing International III, Inc. (11)              Cayman Islands
           FIG Equipment, LLC (12)                               Cayman Islands
           IGC Aguaytia Partners, LLC (13)                       Cayman Islands
           IGC Mauritius Holding Company
                    (formerly IGC-ABC Shanghai Co.)(14)          Mauritius
           Illinova ZJ XC Company (15)                           Mauritius
           IGC Mauritius International Company (16)              Mauritius
           IGC Uch, LLC (17)                                     Cayman Islands
           Operaciones de Arequipa, LLC (18)                     Cayman Islands
           Tenaska-Illinova Generating Inter-
                    national, LLC (19)                           Cayman Islands
           Fuerza Electrica de Latinoamerica,LLC (20)            Cayman Islands
           IGC (Encoe), LLC                                      Cayman Islands
           IGC Vietnam Development, Inc.                         Cayman Islands
           IGC STI Guna Company (21)                             Mauritius
           COE (UK) Corp. (22)                                   Connecticut
           COE (Gencoe) Corp. (23)                               Connecticut

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           Charter Oak (Paris), Inc. (24)                        Connecticut
   Illinova Energy Partners, Inc.                                Delaware
           Tenaska Marketing Ventures (25)                       Nebraska
   Illinova Insurance Company                                    Vermont

(1) Illinois Power Company owns 50% of the common stock of Illinois Power Fuel Company.

(2) Illinois Power Company is the general partner in Illinois Power Capital, L.P., with a 3% equity ownership share. Illinois Power Capital is consolidated in the accounts of Illinois Power Company.

(3)  Illinova Generating Company owns 20% of the common stock of EEI.

(4) Illinova Generating Company owns 47.5% of the voting common stock of ECI Energy, Ltd.

(5) Illinova Generating Company owns 50% of the common stock of North American Energy Services Company.

(6) IGC International, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 99% and IGC International II Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 1% of the common stock of IGC ELCO Partnership, LLC.

(7) IGC International, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 99% and IGC International II, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 1% of the common stock of IGC Jamaica Partnership, LLC.

(8) IGC International, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 99% and IGC International II, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 1% of the common stock of IGC Flores Partnership, LLC.

(9) IGC International, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 99% and IGC International II, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 1% of the common stock of IGC Flores Partnership II, LLC.

(10) IGC Flores Partnership, LLC (a subsidiary of IGC International, Inc. and IGC International II, Inc.) owns 51% of the common stock of FIG Leasing International, LLC.

(11) IGC Flores Partnership, LLC (a subsidiary of IGC International, Inc. and IGC International II, Inc.) owns 51% of the common stock of FIG Leasing International III, Inc.

(12) IGC Flores Partnership, LLC (a subsidiary of IGC International, Inc. and IGC International II, Inc.) owns 50% of the common stock of FIG Equipment, LLC.

(13) IGC International, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 99% and IGC International II, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 1% of the common stock of IGC Aguaytia Partners, LLC.

(14) IGC  International   II,  Inc.  (a  wholly-owned   subsidiary  of  Illinova
     Generating Company) owns 100% of the equity of IGC Mauritius Holding Company Ltd.

(15) IGC  International   II,  Inc.  (a  wholly-owned   subsidiary  of  Illinova
     Generating Company) owns 100% of the equity of Illinova ZJ XC Company.

(16) IGC  International   II,  Inc.  (a  wholly-owned   subsidiary  of  Illinova
     Generating Company) owns 100% of the equity of IGC Mauritius International Company.

(17) IGC International II, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 99% and IGC International, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 1% of the common stock of IGC Uch, LLC.

(18) IGC International, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 99% and IGC International II, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 1% of the common stock of Operaciones de Arequipa, LLC.

(19) IGC Uch, LLC (a subsidiary of IGC International, Inc. and IGC International II, Inc.)owns 50% of the voting common stock of Tenaska-Illinova Generating International, LLC.

(20) IGC International, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 99% and IGC International II, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 1% of the common stock of Fuerza Electrica de Latinoamerica, LLC.

(21) IGC  International   II,  Inc.  (a  wholly-owned   subsidiary  of  Illinova
     Generating Company) owns 100% the equity IGC STI Guna Company.

(22) IGC (Encoe), LLC (a wholly-owned subsidiary of Illinova Generating Company) owns 79.9% and COE (Gencoe) Corp. (owned 49% by IGC (Encoe), LLC) owns 20.1% of the common stock of COE (UK) Corp.

(23) IGC (Encoe), LLC (a wholly-owned subsidiary of Illinova Generating Company) owns 49% of the common stock of COE (Gencoe) Corp.

(24) IPG Paris, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 100% of the common stock of Charter Oak (Paris), Inc.

(25) Illinova Energy Partners, Inc. owns 50% of the equity of Tenaska Marketing Ventures.